Exhibit 99.1

CERTIFICATIONS

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1) The accompanying Annual Report on Form 10-KSB for the year ended October 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2003

/s/ Joseph C. Christenson
Joseph C. Christenson
President and Chief Executive Officer

/s/ Timothy C. Clayton
Timothy C. Clayton
Chief Financial Officer